EXCHANGE AGREEMENT
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     EXCHANGE AGREEMENT (the "Agreement") dated  as of February 10, 2000, by and among NETWOLVES CORPORATION., a New York corporation, ("Netwolves") and
COMPUTER CONCEPTS CORP., a Delaware corporation ("CCC") and COMPUTERCOP CORP., a New York corporation (the "Company")

     WHEREAS, CCC owns ONE HUNDRED (100) shares of common stock of the Company, representing all of the issued and outstanding shares of the Company (the "Company Shares").

     WHEREAS, the Company is a newly-formed corporation whose assets consist primarily of the assets of "Bo Dietl's Computer Cop" and $20.5 million (the "Business); and

     WHEREAS, NetWolves is a public corporation engaged, among other things, in the sale of internet connectivity devices called "FoxBoxes"); and

     WHEREAS, the transactions contemplated by this Agreement are intended to be a tax free exchange of stock between Computercop Shareholders and Netwolves under either or both of sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. In furtherance thereof the Computercop Shareholders shall exchange with Netwolves at the closing of this Agreement, as defined in
Section 1.2 hereof (the "Closing"), 100% of Computercop's issued and outstanding stock (the "Computercop Shares"). At the Closing, Netwolves will issue to the Computercop Shareholders, a total of 1,775,000 shares of voting common stock of Netwolves (the "Netwolves Shares") in exchange for all of the Computercop Shares, there being no additional shares of stock issuable upon the exercise or conversion of options, warrants, convertible debt or equity, or any other convertible securities Computercop has outstanding. The exchange of the Computercop Shares for Netwolves Shares shall occur simultaneously.

     NOW,  THEREFORE,  in  consideration  of the  premises  and  of  the  mutual
agreements,  representations,   warranties,  provisions,  and  covenants  herein
contained, the parties hereto agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

     SECTION 1.1 Agreement to Exchange Stock. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements contained herein, at the Closing, CCC shall ,as the sole Computercop Shareholder, exchange with Netwolves 100% of Computercop's issued and outstanding stock (the "Computercop Shares") for a total of 1,775,000 shares of voting restricted common stock of Netwolves (the "Netwolves Shares") free and clear of all liens, encumbrances or rights of third parties.

     SECTION 1.2 Closing. The closing (the "Closing" or "Closing Date") shall take place at the offices of Blau, Kramer, Wactlar & Lieberman, P. C. at such time or place as the parties hereto shall agree. At the Closing, CCC and the NetWolves shall deliver the documents required pursuant to Sections 4.5 through
4.12 and unless specifically otherwise provided herein, all documents to be delivered by one party to the other party pursuant to this Agreement shall be in form and substance reasonably satisfactory to such other party and its counsel.

     SECTION 1.3 Tax Treatment. It is intended by the parties hereto that this transaction shall be treated as an exchange of stock under the provisions of
Section 368(a)(1)(B) the Internal Revenue Code of 1986, as amended (the "Code") and NetWolves will not make any elections under the Code which would require the Company and/or CCC to treat this transaction as a sale of assets.

                                   ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF CCC AND THE COMPANY

     CCC and the Company, jointly and severally, represent and warrant to NetWolves that:

     SECTION 2.1 Corporate Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all requisite powers and all material permits required to own, lease and operate its properties and to conduct its business as currently conducted. The Company is duly licensed or qualified as a foreign corporation and is in good standing in each jurisdiction in which the Company does business in which the failure to be so qualified could have a material adverse effect on the business, assets, or results of operations of the Company. As of the date of this Agreement, the authorized capital stock of the Company consists of TWO HUNDRED (200) shares without par value of which ONE HUNDRED
(100) shares are issued and outstanding. There are no outstanding options, warrants, commitments, agreements or any other rights of any character entitling any person to acquire the shares or any of the capital stock or other interest in the Company or any proxy, agreement, arrangement or understanding of any kind which affects the right to vote any shares of the Company. The Company Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     SECTION 2.2 Authority and Ownership of Shares.

     (A) CCC and the Company have full power, capacity and authority to execute and deliver this Agreement and each of the other documents to which it is a party and to consummate the contemplated transactions. No other proceedings are necessary to authorize the execution and delivery of this Agreement or the other transaction documents to which they are a party or the consummation of the contemplated transactions. This Agreement and the other documents to which the CCC and the Company are a party have been duly and validly executed and delivered by the CCC and the Company and (assuming the valid execution and delivery thereof by NetWolves) constitute the legal, valid and binding agreements of the CCC and the Company, enforceable against each of them in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

     (B) All outstanding capital stock and any other outstanding securities of the Company were issued in compliance with all federal and state securities laws. CCC is the lawful, registered and beneficial owners of ONE HUNDRED (100) shares of common stock of the Company representing all of the issued and outstanding capital stock of the Company, CCC has and will convey to NetWolves good title to the Company Shares, free and clear of any security interest, claim, lien, pledge, option, warrant, encumbrance or restriction whatsoever. There are no rights, subscriptions, warrants, options, conversion rights, commitments or agreements of any kind authorized or outstanding to purchase or otherwise acquire from the CCC, the Company or any other person, any shares of stock, or securities or obligations of any kind convertible into or exchangeable for any shares of stock, of any class of the Company or any other equity interest in the Company. There is no proxy, or any agreement, arrangement or understanding of any kind authorized or outstanding which restricts, limits or otherwise affects the right to vote any of the Company Shares or other securities of the Company.

     SECTION 2.3 No Conflicts; Consents. Neither the execution, delivery and performance of this Agreement and each other document to which they are a party, nor the consummation of the contemplated transactions (i) violates any provision of the Certificate of Incorporation or by-laws (or comparable instruments) of CCC or the Company; (ii) requires CCC or the Company to obtain any consent, approval, permit or action of or waiver from, or make any filing with, or give any notice to, any governmental body or any other person; (iii) with or without the giving of notice or the passage of time or both violates, conflicts with or results in a breach or default under, or permits or results in the termination or suspension of, any contract, right, other obligation or restriction relating to or which affects CCC or the Company or to which CCC or the Company is a party, or by which CCC or the Company or its assets may be bound or subject, or results in the creation of any lien upon the assets of CCC or the Company pursuant to the terms of any such contract; or (iv) violates any law or order of any governmental body against, or binding upon, CCC and/or the Company.

     SECTION 2.4 Corporate Records. The Certificate of Incorporation, By-Laws, stock and transfer books (or comparable documents) and minutes of the board of directors and shareholders meetings of the Company have been made available to NetWolves for inspection and are true and complete.

     SECTION 2.5 Financial Information. (a) CCC has delivered its financial statements at and for the year ended December 31, 1998 and for the nine month period ended September 30, 1999 (the "Financial Statements") ; (b) attached hereto as Exhibit 2.5(b)is a balance sheet of the Company as at February 10, 2000 (Balance Sheet"). The Financial Statements and Balance Sheet were prepared from the books and records of the Company and present fairly the financial position of the Company as of its date, and its earnings and cash flow for the periods then ended.

     SECTION 2.6 Liabilities. Except as and to the extent reflected in the Financial Statements, Balance Sheet or in Schedule 2.6, neither CCC nor the Company has any liabilities or obligations of any nature, whether absolute, contingent or otherwise (other than obligations entered into in the ordinary course of business) affecting the Business or assets of the Company; and neither CCC nor the Company has incurred any liabilities since the September 30, 1999 Financial Statement affecting the Business or assets of the Company, except current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business.

     SECTION 2.7 Absence of Certain Changes. Since the Financial Statements and Balance Sheet, except as set forth in this Agreement, the Company has conducted business in the ordinary course consistent with past practices and there has not been:

     (A) Any material adverse change in the Business, or the assets, financial condition, prospects or the results of operations of the Company or any event, occurrence or circumstance that could reasonably be expected to cause such a material adverse change;

     (B) Any transaction or contract with respect to the purchase, acquisition, lease, disposition or transfer of any assets or to any capital expenditure (in each case, other than in the ordinary course of business in accordance with past practice) or creation of any lien on any asset;

     (C) Any declaration, setting aside or payment of any dividend or other distribution with respect to any interest in the Company;

     (D) Any damage, destruction or other casualty loss (whether or not covered by insurance), condemnation or other taking affecting the assets of the Company.

     SECTION 2.8 Properties; Title.

     (A) Schedule 2.8(A) Sets forth a complete list and general description of all real property leased by the Company (the "Leased Property"). Said leases shall terminate at the Closing with the Company having no further liability thereunder. The Company does not own any real property of any kind, nor does it have any interests in real property, of record or beneficially.

     (B) The Company has good, valid, marketable, legal and beneficial title to (or valid leasehold interest in) all of its assets and is the lawful owner of its assets, free and clear of all security interests, restrictions, liens and encumbrances, except where the failure to have such title does not have a material adverse effect on the Company. The machinery, equipment and other tangible personal property constituting part of the Company's assets (whether owned or leased) (i) have been maintained in accordance with industry standards;
(ii) are in good condition and repair (subject to normal wear and tear); (iii) are adequate in quantity and quality to carry on the business of the Company as it is now being conducted and for the continued operation of the business as presently conducted; and (iv) comply with all applicable federal, state and local laws, ordinances, rules and regulations.

     SECTION 2.9 Intangible Property. Schedule 2.9 sets forth a true, correct and complete list of all trademarks, registered copyrights, service marks or trade names (and all applications for any of the foregoing), permits, grants and licenses and all other intangible assets, properties and rights running to or from, or used by, the Company in the conduct of the Business, and there are no other trademarks, copyrights, service marks, trade names or other intangible assets, properties or rights that are material to the Business (the "Intellectual Property Rights").

     (A) The Company owns all right, title and interest, or possesses adequate rights, in and to the Intellectual Property Rights necessary to conduct its business and there are no agreements, arrangements, claims or any other rights of any character entitling any person other than the Company to any interest in the Intellectual Property Rights;

     (B) The Intellectual Property Rights do not infringe on or conflict with the rights or intellectual property of third parties, and the Company has not received any notice contesting the Company's right to use any such Intellectual Property Rights;

     (C) The Intellectual Property Rights have not been and are not the subject of any pending or threatened litigation or claim of infringement;

     (D) The Company has not granted any license or agreed to pay or receive any royalty in respect of any Intellectual Property Rights; and

     (E) The contemplated transactions will not adversely affect the right, title and interest of the Company in and to the Intellectual Property Rights.

     (F) All of such Intellectual Property Rights are valid, enforceable and in good standing and sufficient and appropriate for the conduct of the company's business as conducted currently.

     SECTION 2.10 Claims and Proceedings. There are no outstanding orders of any governmental body against or involving the Company or the business or assets of the Company. There are no actions, suits, claims or counterclaims or legal, administrative or arbitration proceedings or investigations (collectively, "Claims") pending or, to CCC's knowledge, threatened on the date hereof, against or involving the Company or the Company's Business or assets. There exists on the date hereof, and there will exist as of the Closing, no fact, event or circumstance known to CCC that would give rise to any Claim that, if pending or threatened on the date hereof or on the Closing Date, could reasonably be expected to have an adverse effect on the condition of the Company or on its business, prospects, reputation, earnings or assets or result in any liability on the part of the Company or prevent, hinder or delay the execution and performance of this Agreement or any of the transactions contemplated hereby, or could declare this Agreement unlawful or cause the rescission of any of the transactions hereunder. Neither CCC nor the Company have not been charged with or received notice of any violation of any applicable federal, state, local or foreign law, rule, regulation, ordinance, order or decree relating to it, or the operation of its business, and neither CCC nor the Company is aware of any threatened claim of such violation.

     SECTION 2.11  Taxes.    As of the date hereof:

     (A) In all jurisdictions in which CCC or the Company is required to do so, CCC and the Company have timely filed or, if not yet due will timely file, all tax returns required to be filed by it for all taxable periods ending on or before the Closing Date and all such tax returns are, or will be when filed, true, correct and complete;

     (B) There are no tax liens on or pending against CCC, the Company or any of their respective properties;

     (C) CCC and the Company have complied with all applicable laws, rules and regulations relating to the withholding and payment of taxes and has timely withheld and paid to the proper governmental authorities all amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or shareholder;

     (D) CCC is not a person other than a United States person within the meaning of the Internal Revenue Code; and

     (E) CCC and the Company have collected and remitted to the appropriate tax authority all sales and use or similar taxes required to have been collected on or prior to the Closing Date, including any interest and any penalty.

     The U.S. federal income tax returns and state and local income tax returns of CCC and the Company have not been audited by the Internal Revenue Service or other taxing authority within the past five years. Neither the Internal Revenue Service nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties with respect to CCC or the Company or any of their respective operations or business; there are no pending or threatened tax claims or assessments against CCC or the Company; and there are no pending or threatened tax examinations against CCC or the Company by any taxing authorities.

     Neither CCC nor the Company have given any waivers or rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns for any fiscal year. Neither CCC nor the Company have consented to the application of Section 341(f) of the Code.

     SECTION 2.12  Employees.

     There are no employees of the Company. The Company has not at any time maintained, contributed to or participated in, (ii) has or had at any time any obligation to maintain, contribute to or participate in, or (iii) have any liability or contingent liability, direct or indirect, with respect to any employee benefit plan, retirement or deferred compensation plan, incentive compensation plan, stock plan, severance plan, bonus plan, stock compensation plan or any other type or form of employee-related arrangement, program, policy, plan or agreement (collectively referred to herein as the "Employee Benefit Plans").

     SECTION 2.13 Employee-Related Matters.

     (A) Schedule 2.13 contains a true and correct list of all directors and officers of the Company.

     (B) (i) Neither CCC nor the Company is a party to any contract with any labor organization or other representative of its employees; (ii) there is no unfair labor practice charge or complaint pending or, to the knowledge of CCC or the Company, threatened against CCC or the Company; (iii) neither CCC nor the Company has experienced any labor strike, slowdown, work stoppage or similar labor controversy within the past three (3) years; (iv) no representation question has been raised respecting any of CCC or the Company employees working within the past three (3) years, nor, to the knowledge of CCC or the Company are there any campaigns being conducted to solicit authorization from CCC or the Company's employees to be represented by any labor organization; (v) no claim before any governmental body brought by or on behalf of any employee, labor organization or other representative of CCC or the Company's employees, is pending or, to the knowledge of CCC or the Company, threatened against the CCC or Company; (vi) neither CCC nor the Company is a party to, or otherwise bound by, any order relating to its employees or employment practices; and (vii)
except with respect to ongoing disputes of a routine nature involving individually or in the aggregate immaterial amounts, CCC and the Company have paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees.

     SECTION 2.14 Insurance. True and complete copies of all insurance policies covering the operations of the Company's business have been made available to NetWolves. There is no claim by CCC or the Company pending under any of such insurance policies as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policies or requirement by any insurer to perform work which has not been satisfied. All premiums due under all insurance policies have been paid and CCC and the Company are otherwise in compliance with the terms and conditions of all such insurance policies. All insurance policies are in full force and effect and no notice has been received canceling or threatening to cancel or refusing to renew any such insurance.

     SECTION 2.15 Compliance with Laws. Neither CCC nor the Company are in violation of any order, judgment, injunction, award, citation, decree, consent decree or writ (collectively, "Orders"), or any law, statute, code, ordinance, rule, regulation or other requirement (collectively, "Laws"), of any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator affecting the Company's assets or its Business.

     SECTION 2.16 Permits. CCC and the Company have obtained all licenses, permits, certificates, certificates of occupancy, orders, authorizations and approvals of all governmental bodies (collectively, "Permits") and have made all required registrations and filings with, any governmental body that are required for the conduct of the Company's Business. All Permits that are required for the conduct of the business are in full force and effect; no violations are or have been recorded in respect of any Permit; and no proceeding is pending or threatened to revoke or limit any Permit. No Permit will terminate by reason of the contemplated transactions.

     SECTION 2.17 Environmental Matters. To the best of their knowledge:

     (A) CCC, the Company, and all of the properties and assets owned and operated by the Company are in full compliance with all Environmental Laws;

     (B) There have been no reportable Releases of Hazardous Substances on or from any of the assets or properties currently or formerly owned, leased or operated by CCC or the Company or violations of Environmental Laws alleged by regulatory authorities or any third-party against CCC or the Company;

     (C) There are no outstanding or threatened Environmental Actions against CCC or the Company. Neither CCC nor the Company have not received notice of a violation or of a claim of potential or actual liability by any regulatory authority or third-party against CCC or the Company under Environmental Laws, nor are any such potential claims known to CCC or the Company;

     (D) None of the sites or facilities leased or operated by CCC or the Company are or have been used by CCC or the Company to generate, manufacture, process, refine, store, handle, use or dispose of any Hazardous Substances;

     (E) "Environmental Laws" means any and all Laws (including common law), orders, permits, agreements or any other requirement or restriction promulgated, imposed, enacted or issued by any federal, state, local and/or foreign governmental bodies relating to human health or the environment, including the emission, discharge or Release of pollutants, contaminants, Hazardous Substances or wastes into the environment, and the remediation thereof, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     (F) "Hazardous Substances" means any dangerous, toxic, radioactive, caustic or otherwise hazardous material, pollutant, contaminant, chemical, waste or substance defined, listed or described as any of such in or governed by any Environmental Law, including but not limited to, urea- formaldehyde, polychlorinated biphenyls, asbestos or asbestos-containing materials, radon, explosives, known carcinogens, and petroleum and its derivatives.

     (G) "Release" means the intentional or unintentional, spilling, leaking, disposing, discharging or disturbance of, or emitting, depositing, injecting, leaching, escaping or any other release or threatened release of any Hazardous Substance.

     (H) "Environmental Actions" refers to any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any federal, state, local or municipal agency, department, bureau, office or other authority or any third party involving a Hazardous Discharge or any violation of any order, permit or Environmental laws.

     SECTION 2.18 Conduct of Business.

     Except as set forth in the Company's Form 8-K with respect to its tender to EMC Corp. of its common stock in Softworks, Inc., since September 30, 1999, neither CCC nor the Company have, with respect to the Business and/or assets of the Company: (i) created or incurred any liability (absolute, accrued, contingent or otherwise) except unsecured current liabilities incurred in the ordinary course of business consistent with past practice; (ii) mortgaged, pledged or subjected to any lien or otherwise encumbered any of its assets, tangible or intangible; (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute, accrued, contingent or otherwise);
(iv) waived, released or compromised any claims or rights of substantial value, or experienced any labor trouble (including without limitation any actual or threatened strike or lock-out) or lost, or been threatened with the loss of, any key employees or any substantial number of employees; (v) entered into any settlement, compromise or consent with respect to any claim, proceeding or investigation; (vi) sold, assigned, transferred, leased or otherwise disposed of any of its assets, tangible or intangible, or canceled any debts or claims except, in each case, for fair consideration in the ordinary course of business;

(vii) declared or paid any dividends, or made any other distribution on or in respect of, or directly or indirectly purchased, retired, redeemed or otherwise acquired any shares of its capital stock, paid any notes or open accounts or paid any amount or transferred any asset to any of the Company's stockholders or any member of any stockholder's families; (viii) other than in the ordinary course of business, made or become a party to, or become bound by, any contract or commitment or renewed, extended, amended, modified or terminated any contract or commitment which in any one case involved an amount in excess of $25,000 (or in the aggregate an amount in excess of $100,000); (ix) made or announced any change in the form or manner of distribution of any of its products or services;
(x) changed any of its accounting methods or principles used in recording transactions on its books or records or in preparing the Financial Statements or Balance Sheet; or (xi) entered into any contract or commitment to do any of the foregoing.

     SECTION 2.19 Material/Service Agreements; Other Contracts.

     (A) The Company is not a party to or bound by any oral or written contracts, obligations or commitments with respect to or relating to the Business or assets of the Company, including, but not limited to, the following:

     (i) contract, commitment or arrangement involving, in any one case, $10,000 or more;

     (ii) contract with a term of, or requiring performance, more than six months from its date;

     (iii) lease or lease purchase agreement, mortgage, conditional sale or title retention agreement, indenture, security agreement, credit agreement, pledge or option with respect to any property, real or personal (tangible or intangible), in any capacity;

     (iv) commitment, contract or undertaking for the purchase or use of services, materials, supplies, inventory, machinery or equipment and involving more than $10,000;

     (v) employment contract, undertaking, understanding or arrangement;

     (vi) note, loan, credit or financing agreement or other contract for money borrowed, and all related security agreements and collateral documents, including any agreement for any commitment for future loans, credit or financing;

     (vii) guarantees;

     (viii) contract or understanding regarding any capital expenditures in excess of $10,000;

     (ix) agency (sales or otherwise), distribution, brokerage (including, without limitation, any brokerage or finder's agreement or arrangement with respect to any of the transactions contemplated by this Agreement) or advertising agreement;

     (x) contract with investment bankers, accountants, attorneys, consultants or other independent contractors, including those relating to this Agreement;

     (xi) shareholder agreement or contract with or among the stockholders of the Company (or family member thereof), directors or officers of the Company or any affiliate of such persons which would survive this Agreement;

     (xii) contract, commitment or arrangement which would restrain the Company from engaging or competing in any business or to maintain the confidentiality of any matter;

     (xiii) license, franchise or royalty agreement.

     (B) Except as specifically set forth on Schedule 2.19(A) (the "Scheduled Contracts")consummation of the transactions contemplated by this Agreement are not a violation of or grounds for the modification or cancellation of any of the Scheduled Contracts or for the imposition of any penalty or security interests thereunder. CCC and/or the Company enjoys good working relationships under all Scheduled Contracts, and no unresolved disputes are pending or, to the best of CCC and the Company's knowledge, threatened under or in respect of any such Scheduled Contracts. The consideration to be received or paid by CCC or the Company under each of the Scheduled Contracts has been determined in accordance with its established policies. Neither CCC nor the Company has any outstanding power of attorney other than routine power of attorney relating to representation before governmental agencies or given in connection with qualification to do business in another jurisdiction.

          Except as described in Schedule 2.19(A), all Scheduled Contracts described in such Schedules are valid and enforceable in accordance with their respective terms, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies; and there is not, under any of such documents or agreements or any obligation, or covenant or condition contained therein, any existing default by CCC or the Company, or to CCC or the Company's knowledge, by any other party, or any event which with notice, lapse of time, or both, would constitute a default and which would have a material adverse effect on the continued operation of the Company or its business.

     SECTION 2.20 Warranties. There are no claims in excess of $10,000 concerning product liability or arising from services provided which have been made against the Company during the past three years.

     SECTION 2.21 Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of CCC or the Company who might be entitled to any fee or commission from NetWolves upon consummation of the contemplated transactions.

     SECTION 2.22 Depositories; Powers of Attorney, Etc. Schedule 2.22 sets forth (i) the name of each bank or similar entity in which CCC or the Company has an account, lock box or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto, and (ii) the name of each person holding a general or special power of attorney from the Company and a description of the terms thereof.

     SECTION 2.23. Investment. CCC represents that it is acquiring the NetWolves shares for its own account for investment and not with a view to or for sale in connection with any distribution thereof, nor with any present intention of the distributing or selling the NetWolves stock. It is understood and agreed that the following restrictive legend will be placed on the NetWolves stock:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

     SECTION 2.24 Disclosure. Neither this Agreement, the Schedules hereto, nor any documents or certificates furnished or to be furnished to NetWolves or any of their representatives or affiliates by or on behalf of CCC or the Company pursuant to this Agreement or in connection with the contemplated transactions contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF NETWOLVES

     NetWolves represents and warrants to the CCC that:

     SECTION 3.1 Corporate Existence and Power. NetWolves is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all requisite powers and all material permits required to own, lease and operate its properties and to conduct its business as currently conducted. NetWolves is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary.

     SECTION 3.2 Authority. NetWolves has full power, capacity and authority to execute and deliver this Agreement and each of the other documents to which it is a party and to consummate the contemplated transactions. No other proceedings on the part of NetWolves are necessary to authorize the execution and delivery by NetWolves of this Agreement or the other transaction documents to which they are a party or the consummation of the contemplated transactions. This Agreement and the other documents to which NetWolves is a party have been duly and validly executed and delivered by NetWolves and (assuming the valid execution and delivery thereof by CCC and the Company) constitute the legal, valid and binding agreements of NetWolves, enforceable against it in accordance with its respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 3.3 No Conflicts; Consents. Neither the execution, delivery and performance by NetWolves of this Agreement and such other documents to which it is a party, nor the consummation of the contemplated transactions (i) violates any provision of the Certificate of Incorporation or by-laws (or comparable instruments) of NetWolves; (ii) requires NetWolves to obtain any consent, approval, permit or action of or waiver from, or make any filing with, or give any notice to, any governmental body or any other person; (iii) requires the approval of the shareholders of NetWolves; (iv) violates, conflicts with or results in a breach or default under (after the giving of notice or the passage of time or both), or permits the termination of, any contract, right, other obligation or restriction relating to or which affects NetWolves or to which NetWolves is a party, or by which it or its assets may be bound or subject, or results in the creation of any lien upon any of the assets of NetWolves pursuant to the terms of any such contract; or (v) violates any law or order of any governmental body against, or binding upon, NetWolves or upon its respective assets.

     SECTION 3.4 Financial Information. Attached as Schedule 3.4 are true and complete copies of NetWolves's audited financial statements at and for the year ended June 30, 1999 and Financial Statements for the additional three (3) months period ending September 30, 1999 (the "NetWolves Financial Statements"). NetWolves's Financial Statements have been prepared in accordance with GAAP consistently applied as set forth in the notes thereto and were audited by the Company's accountants. For the relevant periods, NetWolves's Financial
Statements: (1) are complete and correct in all material respects; (2) present fairly the financial position of NetWolves at such dates and the results of operations and cash flows for the respective periods ended on such dates; and
(3) are in accordance with the books and records maintained by NetWolves, with no differences between such Financial Statements and the financial records maintained and accounting methods applied by NetWolves for tax purposes, except as disclosed in the notes to the Financial Statements. Notwithstanding the foregoing, CCC and the Company have been made aware that adjustments may be required as a result of comment letters received from the Securities and Exchange Commission and acknowledge that they have been provided with copies of such comment letters.

     SECTION 3.5 Claims and Proceedings. There are no outstanding orders of any governmental body against or involving NetWolves. There are no Claims pending or, to NetWolves's knowledge, threatened on the date hereof, against or involving NetWolves. There exists on the date hereof, and there will exist as of the Closing, no fact, event or circumstance known to NetWolves that would give rise to any Claim that, if pending or threatened on the date hereof or on the Closing Date, could reasonably be expected to prevent, hinder or delay the execution and performance of this Agreement or any of the transactions contemplated hereby, or could declare this Agreement unlawful or cause the rescission of any of the transactions hereunder. NetWolves has not been charged with or received notice of any violation of any applicable federal, state, local or foreign law, rule, regulation, ordinance, order or decree relating to it, or the operation of its business, and NetWolves is not aware of any threatened claim of such violation.

     SECTION 3.6 Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of NetWolves who might be entitled to any fee or commission from CCC or the Company upon consummation of the contemplated transactions.

     SECTION 3.7 Disclosure. Neither this Agreement, the Exhibits hereto, nor any documents or certificates furnished or to be furnished to the CCC or the Company or any of their representatives by or on behalf of NetWolves pursuant to this Agreement or in connection with the contemplated transactions contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                   ARTICLE IV
                       CONDITIONS TO EFFECTIVENESS OF SALE

     SECTION 4.1 Conditions to the Obligations of CCC and NetWolves. The obligations of CCC and NetWolves to consummate the contemplated transactions are subject to the satisfaction of the following conditions on or prior to the Closing Date:

     SECTION 4.2 No Injunction. No provision of any applicable law and no order shall prohibit the consummation of the contemplated transactions.

     SECTION 4.3 No Proceeding or Litigation. No claim instituted by any person shall have been commenced or be pending against CCC, the Company or NetWolves or any of their officers or directors which claim seeks to restrain, prevent, change or delay in any material respect the contemplated transactions or seeks to challenge any of the material terms or provisions of this Agreement or seeks material damages in connection with any of such transactions.

     SECTION 4.4 Representations and Warranties, Performance. The representations and warranties of the parties contained in this Agreement and in any certificate or other writing delivered by any of the parties pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time except as affected by the transactions contemplated hereby. The parties shall have duly performed and complied with all covenants, agreements, and conditions respectively required of them by this Agreement to be performed or complied with on or prior to the Closing Date.

     SECTION 4.5 Delivery of Shares. There shall have been delivered to NetWolves the Company Shares properly endorsed by CCC and there shall have been delivered to CCC the NetWolves shares.

     SECTION 4.6 Registration Rights Agreement. NetWolves shall have executed a registration rights agreement in the form annexed hereto on Schedule 4.6.

     SECTION 4.7 Voting Trust Agreement. CCC shall have executed a Voting Trust Agreement in the form annexed hereto on Schedule 4.7.

     SECTION 4.8 Intellectual Property Agreement. CCC and NetWolves shall have executed an Intellectual Property Agreement in the form annexed hereto on
Schedule 4.8.

     SECTION 4.9 Legal Opinions. CCC and NetWolves shall each have received opinions from counsel addressed to the other party substantially in the form annexed hereto on Schedule 4.9.

     SECTION 4.10 Documentation. There shall have been delivered to the respective parties at the Closing the following:

     (A) To CCC, a certificate, dated the Closing Date, of the Secretary of NetWolves certifying to all corporate actions taken by NetWolves, including resolutions of its board of directors authorizing the consummation of the contemplated transactions and the execution, delivery and performance of this Agreement and each other transaction document to be delivered by NetWolves pursuant hereto.

     (B) To CCC good standing certificates of NetWolves from the Secretary of State of the states of New York and Florida.

     (C) To NetWolves a certificate, dated the Closing Date, of the Secretary of CCC certifying to all corporate actions taken by CCC, including resolutions of its board of directors authorizing the consummation of the contemplated transactions and the execution, delivery and performance of this Agreement and each other transaction document to be delivered by CCC pursuant hereto.

     (D) To NetWolves, good standing certificates of CCC from the Secretary of State of the states of New York and Delaware.

     (E) To NetWolves, written resignations effective as of the Closing Date of all directors, officers, trustees and bank signatories of the Company as well as written instructions to each bank at which the Company has an account or credit facility or at which the Company rents a safe deposit box informing such bank of the said resignations and revoking the authority of said persons to act with respect to said account, credit facility or trust and to have access to said safe deposit box. In addition, there shall also be delivered to NetWolves effective the Closing Date the written surrender of all persons holding powers of attorney from the Company of their authority and power to act under such powers of attorney.

     (F) To NetWolves, the minute books, certificate of incorporation, by-laws, stock certificate and transfer books, stock ledgers, financial and other corporate records and the corporate seal of the Company.

                                    ARTICLE V
                      ADDITIONAL AGREEMENTS OF THE PARTIES

     SECTION 5.1 Confidentiality. Each of the Parties for themselves, and each of their respective Representatives and affiliates, covenants and agrees that it shall treat and safeguard as confidential and secret and shall not use or disclose to others any proprietary or confidential information (the "Protected Information") disclosed to it, its agents, representatives, officers, directors, employees or advisors with respect to the transactions contemplated herein. Each of the parties and their affiliates shall return to the others all Protected Information furnished to any of them or any of their agents, representatives, officers, directors, employees or advisors by the others or their agents, representatives, officers, directors, employees or advisors and shall maintain such confidentiality until the Closing Date, except as required by applicable legal requirements. For purposes of this Section 5.1, Protected Information shall not include any information which is, at the time of its disclosure, in the public domain or otherwise becomes available to a party on a non-confidential basis from an independent source which is not prohibited from revealing such information.

                                   ARTICLE VI
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES,
                             COVENANTS AND AGREEMENT

     SECTION 6.1 Survival of Representations and Warranties.

     Except as expressly provided in this Agreement, all representations, warranties and covenants made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall not terminate, but shall survive the Closing and continue in effect until the expiration of three (3) years following the Closing Date, at which time they shall expire; provided, however, that any such representation or warranty as to which a claim shall have been asserted during such survival period shall continue in effect until such time as such claim shall have been resolved or settled. Any representation and warranty given or made herein or in any other document or agreement shall be deemed to have been relied upon by the recipient notwithstanding any investigation or inspection made by or on behalf of such recipient and/or the knowledge obtained or possessed by such recipient as of the Closing Date as a result of such inspection or investigation or otherwise.

                                   ARTICLE VII

                                 INDEMNIFICATION

     SECTION 7.  Indemnification.

          7.1 Obligation of CCC to Indemnify. CCC hereby agrees to indemnify, defend and hold harmless NetWolves (and their respective directors, officers, employees, affiliates, successors and assigns) from and against all claims, losses, liabilities, damages, deficiencies, judgments, settlements, costs of investigation or other expenses (including interest, penalties and reasonable attorneys' fees and disbursements and expenses incurred in enforcing this indemnification or in any litigation between the parties or with third parties) (collectively, the "Losses") suffered or incurred by NetWolves or any of the foregoing persons arising out of any breach of the representations, warranties, covenants and agreements of CCC contained in this Agreement or the exhibits hereto.

          7.2 Obligation of NetWolves to Indemnify. NetWolves hereby agrees to indemnify, defend and hold harmless CCC from and against any Losses suffered by CCC by reason of any breach of the representations and warranties, covenants, and agreements of NetWolves contained in this agreement or the schedules hereto.

          7.3  Notice and Opportunity to Defend Third-Party Claims.

               (A) Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim, or circumstance which would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to the party or parties obligated to provide indemnification pursuant to Section 7.1 or 7.2 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee. The failure to notify the Indemnifying Party timely or in the manner described hereunder shall preclude indemnification otherwise available only if and to the extent that the Indemnifying Party is actually prejudiced thereby.

               (B) The Indemnifying Party may elect to defend, at its own expense and with its own counsel, any Asserted Liability. If the Indemnifying Party elects to defend such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defense of such Asserted Liability. If the Indemnifying Party elects not to defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnitee may pay, compromise or defend such Asserted Liability at the sole cost and expense of the Indemnifying Party. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim without the consent or approval of the other, which consent or approval shall not be unreasonably withheld or delayed. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Any expenses of any Indemnitee for which indemnification is available hereunder shall be paid upon written demand therefor.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.1  Notices.

     (A) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered by recognized overnight courier, or mailed (by registered or certified mail, postage prepaid) as follows:

          (i)  If to NetWolves:

               NetWolves Corporation
               200 Broadhollow Road
               Suite 207
               Melville, NY 11747
               Attn:  Walter M. Groteke, Jr.,  Chairman of the Board

               with copy to:

               Blau Kramer Wactlar & Lieberman, P.C.
               100 Jericho Quadrangle
               Jericho, New York  11753
               Attn:  David Lieberman, Esq.

          (ii) If to the CCC:

               Computer Concepts Corp.
               80 Orville Drive
               Bohemia, New York  11716
               Attn:  Daniel J. DelGiorno, President

               with copy to:

               Beckman, Millman & Sanders, LLP
               116 John Street, Suite 1313
               New York, New York  10038
               Attn:  Michael Beckman, Esq.


     (B) Each such notice or other communication shall be effective when delivered at or mailed to the address specified in Section 8.1(A). Any party by notice given in accordance with this Section 8.1 to the other party may designate another address or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

     SECTION 8.2 Entire Agreement. This Agreement (including the Schedules hereto) and the collateral agreements executed in connection with the consummation of the contemplated transactions contain the entire agreement between the parties with respect to the subject matter hereof and related transactions and supersede all prior agreements, written or oral, with respect thereto.

     SECTION 8.3 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended only by a written instrument signed by the parties hereto. The provisions hereof may be waived in writing by the parties hereto. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

     SECTION 8.4 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws rules thereof.

     SECTION 8.5 Consent to Jurisdiction and Service of Process. For all matters not covered by Section 8.10, the parties hereto irrevocably: (a) agree that any suit, action or other legal proceeding arising out of this Agreement may be brought in the courts of the State of New York or the courts of the United States located in the State of New York (b) consent to the jurisdiction of each court in any such suit, action or proceeding, (c) waive any objection which they, or any of them, may have to the laying of venue of any such suit, action or proceeding in any of such courts, and (d) waive the right to a trial by jury in any such suit, action or other legal proceeding.

     SECTION 8.6 Binding Effect; No Assignment. This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives. This Agreement may not be assigned and any purported assignment, unless consented to by the non-assigning parties, shall be void and without effect. Nothing herein express or implied is intended or shall be construed to confer upon or to give anyone other than the parties hereto and their respective heirs, legal representatives and successors any rights or benefits under or by reason of this Agreement and no other party shall have any right to enforce any of the provisions of this Agreement.

     SECTION  8.7   Schedules.   All  Schedules   attached   hereto  are  hereby
incorporated by reference into, and made a part of, this Agreement.

     SECTION 8.8 Severability. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.

     SECTION 8.9 Counterparts. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

     SECTION 8.10 Arbitration Clause. All disputes or controversies (whether of law of fact) of any nature whatsoever arising from or relating to this Agreement and the transactions contemplated hereby shall be decided by arbitration by the American Arbitration Association (the "Association") in accordance with the rules and regulations of the Association, except that either party shall have the right to seek equitable relief independently, including, but not limited to, temporary restraining orders, provisional and/or permanent injunctive relief, specific performance or any other equitable remedy as may be appropriate to enforce or prevent the violation of, any of the terms and conditions of this Agreement.

               In the event a dispute or controversy arises, either party may submit the dispute to the American Arbitration Association in Garden City, New York for arbitration in accordance with and subject to the rules of the American Arbitration Association then in effect. The parties agree that the arbitration shall be conducted before three (3) arbitrators. Additionally, the parties agree that prior to the conduct of hearings, they will cooperate in the exchange of documents, exhibits and information pursuant to detailed demands therefor, and such other discovery as they may agree upon or the arbitrators may deem appropriate in the circumstances. The decision of a majority of the arbitrators shall be rendered within sixty (60) days after the close of hearings and shall be binding upon all parties, and a judgment or decree upon the decision rendered by the arbitrators may be entered in any court of competent jurisdiction. Each party required to participate shall be responsible for its or his pro rata share of the fees and costs of arbitration, including, but not limited to, the cost of a full stenographic record of the proceedings which the parties hereby agree in advance will be required; provided, however, that the arbitrators shall be authorized to award legal fees and costs to the prevailing party, based upon their consideration of the merits of the claims, the merits of the defenses, and the results obtained from the arbitration.

               At the request of any party, arbitration proceedings shall be conducted confidentially; in which case all documents, testimony and records shall be received, heard and maintained by the arbitrators in confidence under seal, available for inspection only by the Association, the parties and their respective attorneys and experts, each of whom shall agree in writing to receive such information confidentially and to maintain such information in confidence. Hearings in the arbitration proceeding shall commence within sixty (60) days after the selection of the arbitrators.

     SECTION 8.11 Fees and Expenses. NetWolves shall pay its own fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, the fees, costs and expenses of its accountants and counsel. CCC shall pay the fees, costs and expenses incurred by them in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, the fees, costs and expenses of its accountants and counsel.

     SECTION 8.12 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

     SECTION 8.13 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on the day and year first above written.

                              NETWOLVES CORPORATION

                              /s/ Walter M. Groteke
                              By:  Walter M. Groteke
                              Chairman of the Board

                              COMPUTER CONCEPTS CORP.

                              /s/ Daniel J. DelGiorno
                              By:  Daniel J. DelGiorno
                              President

                              COMPUTERCOP, INC.

                              /s/ Daniel J. DelGiorno

                              By:   Daniel J. DelGiorno
                              President

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


          This Agreement (this "Agreement") is made and entered into as of February 10, 2000, by and between NetWolves Corporation, a New York corporation (the "Company"), and Computer Concepts Corp., a foreign corporation ( the "Holder").

          The parties hereby agree as follows:

     1.   Definitions.

     (a) Registerable Securities. The terms "Registerable Securities" and "Restricted Securities" shall mean the Company's common stock, par value $.0033 per share (the "Common Stock"), which is acquired by the Holder pursuant to the terms of the Agreement (the "Agreement") dated the date hereof between the Company and Holder, including in each case any shares received in connection with any stock split, stock divided, recapitalization, reclassification or other distribution payable or issuable in shares of Common Stock.

     (b) Restricted Securities. For the purposes of this Agreement, shares will cease to be Restricted Securities when (i) a registration statement covering such Restricted Securities has been declared effective and they have been disposed of pursuant to such effective registration statement, or (ii) they are distributed to the public under the Securities Act of 1933, as amended (the "Securities Act"), or (iii) they have been otherwise transferred and the Company, in accordance with applicable law and regulations, has delivered new certificates or other evidences of ownership for them not subject to any stop transfer order or other restriction on transfer.

     (c) Registerable Securities. As to any particular shares, such shares will cease to be Registerable Securities when they cease to be Restricted Securities.

2. Piggyback Registration. Commencing August 15, 2000, the Company may not file any registration statement with the Securities and Exchange Commission (other than registration statements of the Company filed or to be filed on Form S-8 or Form S-4 including supplements thereto, or an underwritten registration statement in which the underwriter determines not to include the registered holder's shares in such registration) unless the Company provides the registered holder with not less than ten business days notice of its intention to file such registration statement and provides the purchaser the option to include any or all of the applicable Warrant Shares therein. The piggyback registration rights granted to the registered holder pursuant to this Section shall continue until all of the Warrant Shares have been sold in accordance with an effective registration statement or upon the expiration of this Warrant. The Company will pay all of its registration expenses in connection therewith. The Company agrees to indemnify and hold harmless the Registered Holder against any and all loss, claim, damage and expense whatsoever reasonably incurred in defending any litigation commenced or threatened, or any claim whatsoever based upon any untrue statement of a material fact contained in any registration statement or the prospectus or any omission of a material fact except for material facts or omissions resulting from written information provided by the Registered Holder. The Registered Holder agrees to similarly indemnify the Company from any loss, claim, damage and expense whatsoever based on written information furnished in respect of the Registered Holder by or on behalf of the Registered Holder in connection with the registration statement or prospectus.

3.   Demand Registration.

          (a) Right to Demand. Subject to Section 3(b) hereof, at any time after the August 15, 2000, the Holder may make a written request to the Company for registration under the Securities Act of all or part of their Registerable Securities (a "Demand Registration"). The Company will include in such registration all Registerable Securities with respect to which the Company has received written request for inclusion therein. Any request made pursuant to this Section 3(a) will specify the aggregate amount of the Registerable Securities to be registered and will also specify the intended methods of disposition thereof.

          (b) Number of Demand Registrations. The Holder shall be entitled to one Demand Registration, the registration expenses of which shall be borne by the Company. The Company shall not be deemed to have effected a Demand Registration unless and until such Demand Registration is declared effective.

          (c) Priority on Demand Registrations. If a Demand Registration is being underwritten and if the managing underwriter or underwriters of such Demand Registration advises the Company in writing that in its opinion the number of securities proposed to be sold in such Demand Registration exceeds the number which can be sold in such offering, the Company will include in such registration only the number of securities that, in the opinion of such managing underwriter or underwriters, can be sold.

          (d)  Selection  of  Underwriters.  If any  Demand  Registration  is an
underwritten  offering,  the  Company  will  select a  managing  underwriter  or underwriters to administer the offering, which managing underwriter or underwriters shall be reasonably satisfactory to the Holder.

          (e) Notwithstanding anything in the foregoing Section 3 to the contrary, the Company shall not be obligated to effect a Demand Registration at any time when the Company, in the good faith judgment of its Board of Directors, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would be detrimental to the interests of Company or its shareholders, provided that notice of such determination be given to the Holder within 10 days after written demand. The effectuation of a Demand Registration cannot be suspended, pursuant to the provisions of the preceding sentence, for more than 45 days after the date of the Board's determination referenced in the preceding sentence.

4.   Registration Procedures.

          The Company  will,  in connection  with any  registration  pursuant to
Section 3:

          (a) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on any appropriate form under the
Securities Act, which form shall be available for the sale of Registerable Securities in accordance with the intended method or methods of distribution thereof, and use its reasonable efforts to cause such registration statement to become effective; provided that at least one business day before filing with the Commission of a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any registration statement, the Company will furnish to the Holder of Registerable Securities draft copies of such registration statement, and, upon the request of the Holder, shall continue to provide such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Registerable Securities owned by the Holder and to change the registration statement as it relates to the Holder as requested by such seller on a timely basis, and to reasonably consider other changes to the registration statement (but not including any document incorporated therein by reference) reasonably requested by such Holder on a timely basis, in light of the requirements of the Securities Act and any other applicable laws and regulations; and provided, further, that as to documents incorporated by reference, the Company shall provide documents incorporated by reference promptly upon request after the filing of such documents;

          (b) prepare and file with the Commission such amendments and post-effective amendments to a registration statement as may be necessary to keep such registration statement effective for up to 16 months; and cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed to the extent required pursuant to Rule 424 under the Securities Act, during such 16 month period; and otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Holder;

          (c) use its best efforts to cause all Registerable Securities to be listed, subject to notice of issuance, by the date of the first sale of Registerable Securities pursuant to such registration statement, on each securities exchange, if any, on which the Company's Common Stock is then listed.

          The Company may require the Holder of Registerable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

          The Holder agrees, that, upon receipt of any notice from the Company of the happening of any event which causes the prospectus not to be deemed current, the Holder will forthwith discontinue disposition of Registerable Securities pursuant to the registration statement covering such Registerable
Securities until the Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(c)(1) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed, and until it has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by the Company, the Holder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in the Holder's possession, of the prospectus covering such Registerable Securities current at the time of receipt of such notice.

5.   Registration Expenses.

          All expenses incident to the performance of or compliance with this agreement by the Company, including, without limitation, all registration and filing fees of the Commission, the National Association of Securities Dealers Inc. and other agencies, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registerable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing, if any, of the securities to be registered on any securities exchange and fees and disbursements of counsel for the Company and the Company's independent certified public accountants; securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the company in connection with such registration, and the fees and expenses of any other person retained by the company (but not including any underwriting discounts or commissions attributable to the sale of Registerable Securities or other out-of-pocket expenses of the Holder (or the agents who act on its behalf) unless reimbursement is specifically approved by the Company) will be borne by the Company. All such expenses are herein called "Registration Expenses".

6.   Indemnification; Contribution.

          (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, the Holder of Registerable Securities, its officers and directors and each person who controls such holder (within the meaning of the Securities Act), and any agent thereof against all losses, claims, damages, liabilities and expenses incurred by such party pursuant to any actual or threatened suit, action, proceeding or investigation (including reasonable expenses of investigation) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same arise out of or are based upon, any such untrue statement or omission based upon information with respect to the Holder furnished in writing to the Company by such holder expressly for use therein.

          (b) Indemnification by Holder of Registerable Securities. In connection with any registration statement in which the Holder is participating, the Holder shall furnish to the Company in writing such information with respect to such Holder as the Company reasonably requests for use in connection with any such registration statement or prospectus, and such Holder shall agree to indemnify, to the full extent permitted by law, the Company, the directors and officers of the Company and each person who controls the Company (within the meaning of the Securities Act) and any agent thereof, against any losses, claims, damages, liabilities and expenses (including reasonable attorney's fees and expenses of investigation) incurred by such party pursuant to any actual or threatened suit, action, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they are made) not misleading, to the extent, that such untrue statement or omission is based upon information relating to the Holder furnished in writing to the Company expressly for use therein.

          (c) Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party of written notice of the commencement of any action, proceeding, suit or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement, such indemnified party shall notify in writing the indemnifying party of such commencement or threat; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party hereunder, (x) unless the indemnifying party is actually prejudiced thereby or (y) otherwise than under this Section 6. In case any such action, suit or proceeding shall be brought against any indemnified party, and
(i) the indemnified party so notifies the indemnifying party, the indemnifying party shall be entitled to participate therein (ii) shall assume the defense thereof, with counsel reasonably satisfactory to the indemnified party and (iii) shall pay all expenses. The indemnified party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party failed to assume the defense of such action, suit or proceeding or to employ counsel reasonably satisfactory to the indemnified party therein or to pay all expenses or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnifying party shall have been advised by counsel that there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party and which may result in a conflict between the indemnifying party and such indemnified party (in which case, if the indemnified party elects to employ separate counsel at the expense of the indemnifying party and so notifies the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party, it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for the indemnified party, which firm shall be designated in writing by the indemnified party).

          (d) Contribution. If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and the indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitation set forth in Section 6(e), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in clauses (i) and (ii) of the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) Limitation. Anything to the contrary contained in this Section 6 or in Section 7 hereof notwithstanding, the Holder of Registerable Securities shall not be liable for indemnification and contribution payments aggregating an amount in excess of the maximum amount received by such Holder in connection with any sale of Registerable Securities as contemplated herein.

7.   Participation in Underwritten Registrations.

           The Holder of Registerable Securities may participate in any underwritten registration hereunder unless such holder (a) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and to comply with Rules 10b-6 and 10b-7 under the Exchange Act, and (b) completes and executes all questionnaires, appropriate and limited powers of attorney, escrow agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangement.

8.   Additional Provisions.

     (a) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Holder.

     (b) Notices. All communications under this Agreement shall be sufficiently given if delivered by hand or by overnight courier or mailed by registered or certified mail, postage prepaid, addressed,


          (1)  if to the Company, to:

               NetWolves Corporation
               200 Broadhollow Road
               Suite 207
               Melville, NY 11747
               Attention: Walter M. Groteke, Jr.,
                         Chairman of the Board

               with a copy to:

               Blau, Kramer, Wactlar & Lieberman, P.C.
               100 Jericho Quadrangle
               Jericho, New York  11753
               Attention: David H. Lieberman, Esq.

          (2)  if to the Holder,
               to:

               Computer Concepts Corp.
               80 Orville Drive
               Bohemia, New York  11716
               Attention:  Daniel DelGiorno, Jr.,
                          President

               with a copy to:



     (c) Successors and Assigns; Holders as Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns, and the agreements of the Company herein shall inure to the benefit of the Holder of Registerable Securities and its respective successors and assigns.

     (d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or construction hereof.

     (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

     (g) Severability; Specific Enforcement. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect of any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holder and the Company shall be enforceable to the fullest extent permitted by law. The Holder and the Company acknowledge that the other party would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of the other party in this Agreement were not performed in accordance with its terms and therefore agrees that the other party shall be entitled to specific enforcement of such covenants or agreements and to injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     (h) Entire Agreement; Survival; Termination. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This agreement and the Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                         NetWolves Corporation

                         By:  /s/ Walter M. Groteke
                              Walter M. Groteke, Chairman

                         Computer Concepts Corp.

                         By: /s/ Daniel J. DelGiorno
                             Daniel J. DelGiorno, President

                             VOTING TRUST AGREEMENT

AGREEMENT made as of the 11th day of February, 2000, by and among Walter M. Groteke (hereinafter referred to, together with any successor trustee, as the "Trustee"); NetWolves Corporation, a Delaware corporation (the "Company"); and Computer Concepts Corp., a Delaware corporation (the "Stockholder").

WHEREAS, the Company and the Stockholder agree to be bound by the terms and conditions of an Exchange Agreement (the "Exchange Agreement"), dated as of the date first above written;

WHEREAS, pursuant to the Exchange Agreement, the Stockholder agrees to contribute 100% of the issued and outstanding common stock of Computercop Corp., a New York corporation, which shall be exchanged solely for 1,775,000 shares of the Company's voting restricted common stock (the "Common Stock") (all shares of Common Stock, now or hereafter owned by the Stockholder are collectively referred to herein as, the "Trust Shares");

WHEREAS, the Company and the Stockholder believe that their interests can best be served if specific arrangements are established whereby voting power over the Trust Shares is granted to the Trustee;

WHEREAS, for this purpose the parties hereby request the Trustee to take and hold legal title to the Trust Shares for the purpose of creating a voting trust; and

WHEREAS, the Trustee has consented to act under this Agreement for the purposes hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good, valuable and sufficient consideration, the receipt and adequacy of which is hereby acknowledged by all parties hereto, the parties hereto promise, covenant, undertake and agree as follows:

     1. TRANSFER OF STOCK TO TRUSTEE. The Stockholder, upon execution of this Agreement, hereby assigns and transfers to the Trustee and deposits with the Trustee all the certificates for all Trust Shares, for the purpose of vesting in the Trustee the right to vote and act and to exercise other rights pertaining to the Trust Shares, as and to the extent, and upon the terms and conditions and for the period set forth, in this Agreement.

          (a) The Stockholder hereby represents that the Trust Shares deposited by it hereunder represent all of the shares of Common Stock, of which the Stockholder is the record or beneficial owner and that the Stockholder is the sole record, legal and beneficial owner of all Trust Shares deposited by it hereunder.

          (b) All certificates for the Company's capital stock transferred and delivered to the Trustee pursuant hereto may be surrendered by the Trustee to the Company and canceled and new certificates therefor shall be issued to and held by the Trustee in his own name "As Trustee" but failure to make such transfer shall, in no way, effect the rights and obligations established by this Agreement. The Trustee may designate a bank or trust company as custodian to hold possession of any certificate delivered to the Trustee pursuant hereto.

          (c) The Stockholder hereby agrees and covenants that during the term of this Agreement, it shall remain the sole beneficial owner within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of all shares of Common Stock or other securities deposited or to be deposited by it hereunder.

     2.  VOTING TRUST CERTIFICATES.

          (a) Upon receipt by the Trustees of certificates for any Trust Shares and, if necessary, the transfer of the same into the name of the Trustees, the Trustees shall hold the same subject to the terms of this Agreement and shall thereupon issue and deliver to the party depositing Common Stock hereunder, or for whose benefit such Common Stock was deposited, Voting Trust Certificates representing such party's respective interests in the Common Stock deposited pursuant to this Agreement. All certificates for the Company's capital stock transferred and delivered to the Trustees pursuant hereto (unless issued directly to the Trustees as set forth above) shall be surrendered by the Trustees to the Company and canceled and new certificates therefor shall be issued to and held by the Trustees in their own names "As Trustees."

          (b) Each Voting Trust Certificate to be issued and delivered by the Trustee, as hereinbefore provided, shall state the number of Trust Shares which it represents, shall be signed by the Trustee. The Trustee shall maintain a Voting Trust Certificate register which will identify each holder of a Voting Trust Certificate issued under this Agreement (each such person, a "Holder") and the number of Trust Shares represented by each Voting Trust Certificate.

     3. AGREEMENT. A copy of this Agreement and of every amendment or supplement hereto shall be provided to each person depositing stock with the Trustee under this Agreement and to the Company, and shall be filed in the registered office of the Company in the State of Delaware, and shall be open to inspection by any beneficiary of the trust under this Voting Trust, daily during business hours. All Voting Trust Certificates shall be issued, received and held subject to all of the terms of this Agreement. All persons, firms, corporations, trusts, or organizations for whose benefit stock is deposited hereunder who accept a Voting Trust Certificate issued hereunder, and their transferees and assigns, shall be bound by the provisions of this Agreement with the same effect as if they had executed this Agreement.

     4.  TRANSFER OF CERTIFICATES.

          (a) Transfer of any Voting Trust Certificate shall be subject to any restrictions, provisions and conditions applicable to the Common Stock which it represents, whether imposed by law, specified on such stock certificates or specified in this Agreement or in any other agreement. Subject to the foregoing, the Voting Trust Certificates shall be freely transferable on the books of the Trustee, at such office as the Trustee may designate, by the registered owner thereof, either in person or by attorney duly authorized, upon surrender thereof, according to the rules established for that purpose by the Trustee. If a transfer of Voting Trust Certificates is so permitted, the Holder shall notify the Trustee of the details of such transfer, including the name, address and social security or tax identification number of the transferee and number of Voting Trust Certificates being transferred, and shall surrender to the Trustee the Voting Trust Certificate or Voting Trust Certificates being transferred, properly endorsed for transfer. The Trustee, upon receipt of such notice and Voting Trust Certificate(s), shall transfer the Voting Trust Certificate(s) on the Voting Trust Certificate registry and issue a new Voting Trust Certificate to the transferee. Until so transferred, the Trustee may treat the record Holder as the owner of each Voting Trust Certificate for all purposes, notwithstanding any notice to the contrary. As a condition to making any transfer or delivery of Voting Trust Certificates, the Trustee may require compliance by the transferee with any applicable federal or state statute and the payment of a sum sufficient to pay for any stamp tax or other governmental charge in connection therewith. Except as otherwise provided in this Agreement, no transfer of a Voting Trust Certificate shall in any way remove the Trust Shares represented by such Voting Trust Certificate from being held by the Trustee under this Agreement and any transferee, by accepting such transfer, hereby consents to be bound by the terms of this Agreement, and upon becoming a Holder shall be deemed to be a party hereto as though an original signatory hereto. The Trustee shall not be required to recognize any transfer of a Voting Trust Certificate not made in accordance with the provisions hereof, unless the person claiming such ownership shall have produced indicia of title satisfactory to the Trustee, and shall in addition deposit with the Trustee indemnity satisfactory to the Trustee. Nothing set forth herein shall be deemed to limit the ability of the Stockholders to grant a pledge of the Voting Trust Certificates to any person.

          (b) If a Voting Trust Certificate is lost, stolen, mutilated or destroyed, the Trustee, in his discretion, may issue a duplicate of such certificate upon receipt of: (a) evidence of such fact satisfactory to the Trustee; (b) indemnity satisfactory to the Trustee; (c) the existing certificate, if mutilated; and (d) the Trustee's reasonable fees and expenses in connection with the issuance of a new trust certificate. The Trustee shall not be required to recognize any transfer of a Voting Trust Certificate not made in accordance with the provisions hereof, unless the person claiming such ownership shall have produced indicia of title satisfactory to the Trustee and shall, in addition, deposit with the Trustee indemnity satisfactory to him.

     5. WITHDRAWAL OF COMMON STOCK IN ORDER TO EFFECT A SALE. The shares of Common Stock represented by Voting Trust Certificates may be withdrawn from this Voting Trust in order to permit such shares to be sold, subject to the restrictions, provisions and conditions specified in the Agreement of Reorganization, this Agreement or otherwise imposed by state and Federal law. Such Holder who desires to sell shares of Common Stock represented by its Voting Trust Certificates, and who otherwise complies with the aforementioned restrictions, provisions and conditions, shall direct the Trustee in writing to make such a sale on its behalf ("Sale Notice"). The Trustee shall thereafter obtain a stock certificate for Common Stock from the Company in the appropriate denomination and shall sell the shares represented by such certificate, subject to any conditions relating to minimum sales price or other matters which shall be set forth in the Sale Notice. If any such conditions cannot be satisfied, the Holder shall be so advised, and the Trustee shall be under no further obligation to make such a sale until a subsequent Sale Notice is received. If the Trustee is successful in making the requested sale, all net sale proceeds shall be remitted to the Holder upon presentation and surrender of the Voting Trust Certificate or portion thereof representing an interest in such sold shares, accompanied by properly executed assignments thereof to the Trustee. Such sold shares shall no longer be considered Trust Shares and shall no longer be subject to this Voting Trust, except to the extent that such shares are acquired by an "Affiliate" of the Stockholder, within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended.

     6. TERMINATION PROCEDURE. Upon the termination of the Voting Trust at any time as provided in Section 15, the Trustee shall mail within five (5) business days of such termination written notice of such termination to the registered Holders at the addresses appearing on the transfer books of the Trustee. From the date specified in any such notice (which date shall be fixed by the Trustee in accordance with the provisions of this Agreement) the Voting Trust
Certificates shall cease to have any effect, and the Holders shall have no further rights under this Voting Trust other than to receive certificates for Trust Shares of stock of the Company or other property distributable under the terms hereof upon the surrender of such Voting Trust Certificates. Within ten
(10) business days after surrender for cancellation of Voting Trust Certificates by a registered Holder, properly endorsed or accompanied by properly endorsed instruments of transfer, if appropriate, at the place designated by the Trustee, the Trustee shall deliver to such Holder, stock certificates for the number of shares of such class or classes of the Company's capital stock or other securities represented thereby as to which such Holder shall be entitled. At any time subsequent to thirty (30) days after the termination of this Agreement, the Trustee may deposit certificates with Company representing the number of shares of such class or classes of the Company's capital stock or other securities represented by the Voting Trust Certificates then outstanding, with authority in writing to Company to deliver such certificates in exchange for Voting Trust Certificates. Upon such deposit all further liability of the Trustee for the delivery of such certificates and the delivery or payment of dividends upon surrender of the Voting Trust Certificates shall cease, and the Trustee shall not be required to take any further action hereunder.

     7.  DIVIDENDS.

          (a) If any dividend or distribution in respect of the Trust Shares or other securities deposited with the Trustee is paid, in whole or in part. in securities of the Company having voting powers of any nature, the Trustee shall likewise hold, subject to the terms of this Agreement, the securities which are received by it on account of such dividend or distribution (such securities, together with the Trust Shares, the "Trust Securities"), and the Holder of each Voting Trust Certificate representing securities on which such dividend or distribution has been paid shall be entitled to receive a Voting Trust Certificate issued under this Agreement representing such Trust Securities. Holders entitled to receive the dividends or distributions referred to above shall be those registered as such on the transfer books of the Trustee at the close of business on the day fixed by the Company or by law for the taking of a record to determine those holders of the Company's stock entitled to receive such dividends or distributions.

          (b) If any dividend or distribution in respect of the Trust Securities is paid other than in securities of the Company having voting powers of any nature, then the Trustee shall promptly distribute the same among the Holders registered as such at the close of business on the day fixed by the Company or by law for the taking of a record to determine the holders of stock entitled to receive such dividend or distribution. Such distribution shall be made to such Holders ratably, in accordance with the number of Trust Securities represented by their respective Voting Trust Certificates.

          (c) Until the termination of this Agreement, each Holder shall be entitled to receive from the Trustee payments equal to all cash dividends or distributions upon the Trust Securities. In lieu of receiving such cash dividends or distributions and paying the same to the Holders pursuant to the provisions of this Agreement, the Trustee may instruct the Company in writing to pay such dividends or distributions directly to the Holders of the Voting Trust Certificates specified by the Trustee. Upon receipt of such written instructions, the Company shall pay such dividends or distributions directly to the Holders. The Trustee may at any time before such payment revoke such instructions and by written notice to the Company direct it to make dividend or distribution payments to the Trustee. The Company shall not be liable to any Holder or any person claiming to be entitled to any such dividends or distributions by reason of adhering to any written instructions by the Trustee.

     8. SUBSCRIPTION RIGHTS. If any stock or other securities of the Company are offered for subscription to the Holders of the Trust Securities, the Trustee promptly, upon receipt of notice of such offer, shall mail a copy thereof to each of the Holders. Upon receipt by the Trustee, at least three (3) days prior to the last day fixed by the Company for subscription and payment (but in no event affording the Holder less than ten (10) days to consider such subscription offer), of a request from any such Holder to subscribe in his behalf (accompanied when due in accordance with the terms of the subscription offer by the sum of money required to pay for such stock or securities), the Trustee shall make such subscription and payment, and upon receipt from the Company of the certificates for Trust Shares or securities so subscribed for, shall issue to such Holder a Voting Trust Certificate in respect thereof if the same be stock having voting powers of any nature, but if the same be securities other than stock having voting powers of any nature, the Trustee shall mail or deliver such securities to the Holder in whose behalf the subscription was made, or may instruct the Company to make delivery directly to the Holder entitled thereto.

     9. DISSOLUTION OF THE COMPANY. In the event of the dissolution or total or partial liquidation of the Company, whether voluntary or involuntary, the Trustee shall receive the moneys, securities, rights, or property to which the Holders are entitled, and shall distribute the same among the Holders in proportion to their interests, as shown by the transfer books of the Trustee, or the Trustee may in its discretion deposit such moneys, securities, rights, or property with any bank or trust company as the Trustee may select, with authority and instructions to distribute the same as above provided, and upon such deposit, all further obligations or liabilities of the Trustee in respect of such moneys, securities, rights, or property so deposited shall cease.

     10.  REORGANIZATION OR RECAPITALIZATION OF COMPANY.

          (a) In the event Company is merged into or consolidated with another corporation, or all or substantially all of the assets of Company are transferred to another corporation pursuant to a plan requiring Company's assets to be distributed in liquidation, or all the Common Stock of Company is to be exchanged in connection with a reorganization or recapitalization of Company, then in connection with such transaction or series of transactions the term "Company" for all purposes of this Agreement shall be taken to include any successor entity, and the Trustee shall receive and hold under this Agreement any stock of, or other interests in, such successor entity received on account of the ownership, as Trustee hereunder, of the Trust Securities held hereunder prior to such merger, consolidation, transfer, reorganization or recapitalization. Voting Trust Certificates issued and outstanding under this Agreement at the time of such merger, consolidation, transfer, reorganization or recapitalization may remain outstanding, or the Trustee shall have the discretion to substitute for such Voting Trust Certificates new Voting Trust Certificates in appropriate form, and the terms "stock," "Common Stock" and "capital stock" as used herein shall be taken to include any stock or evidence of an interest which may be received by the Trustee in lieu of all or any part of the capital stock of Company.

          (b) In case any reduction of the Trust Shares or reorganization affecting Trust Shares shall have been duly authorized, the Trustee is hereby authorized to make such surrender of Trust Shares held by the Trustee hereunder, pro rata on behalf of all Holders, as may be required under the terms pursuant to which such reduction or reorganization is to be effected, and to receive and hold any and all Common Stock or other securities of Company issued in exchange for such surrendered Trust Shares. Following any such action, the Voting Trust Certificates issued and outstanding pursuant hereto shall be deemed to represent proportionately the number of Trust Securities resulting from such reduction or reorganization.

     11.  RIGHTS, POWERS AND DUTIES OF TRUSTEE.

          (a) Subject to the provisions of paragraph 15, title to all the Company's stock deposited hereunder shall be vested in the Trustee, and the Trustee shall have the right, acting as hereinafter provided, to exercise, in person or by their nominees or proxies, all stockholders' rights and powers in respect of all stock deposited hereunder, including the right to vote thereon and to take part in or consent to any corporate or stockholders' action of any kind whatsoever, whether ordinary or extraordinary, to the extent they relate to any of the Approval Actions (as defined below).

          (b) The Trustee shall not be responsible with respect to any action taken pursuant to, or act committed or omitted to be done under this Agreement, including without limitation, voting or giving written consents with respect to the Trust Shares of stock held by it hereunder, provided such action or commission or omission does not amount to gross negligence or willful misconduct on their part. No Trustee shall be responsible for any vote or act committed or omitted to be done by any predecessor or successor Trustee or otherwise except for his own individual gross negligence or willful misconduct. No Trustee shall be responsible for (i) management of the Company or (ii) any actions taken by any person elected as a director of the Company or by the Company pursuant to any vote cast or consent given by the Trustee. The Trustee may, in his discretion, consult with legal counsel, who may also be legal counsel to the Company, and any action taken in good faith by the Trustee in reliance upon the advice of legal counsel shall be conclusive in favor of the Trustee against all Holders and all other interested parties.

          (c) A certificate signed by the Trustee shall be conclusive evidence to all persons as to who is then serving as Trustee and as to any action taken by the Trustee.

     12.  SUCCESSOR TRUSTEE.

          (a) Any Trustee may resign effective thirty (30) days after delivery of written notice to all Holders and the Company. In the event of the death, legal incapacity or resignation of the Stockholder's Trustee or his successor, Walter R. Groteke shall be appointed successor Trustee. If Walter R. Groteke dies, is legally incapacitated or resigns, a majority of the directors of the Company shall select and appoint a successor Trustee.

          (b) Each Trustee shall affix his or her signature to this Agreement and each successor Trustee shall accept appointment or election hereunder by affixing his or her signature to this Agreement, or a counterpart hereof, within the 30-day period referred to in subsection (a), as applicable, of this Section
12. By affixing its signatures to this Agreement, the Trustee and each successor Trustee agree to be bound by the terms hereof.

     13. INDEMNIFICATION OF TRUSTEE. The Trustee shall be entitled to be fully indemnified by the Company to the fullest extent permitted by law, against all costs, charges, expenses, loss, liability and damage (other than those for which it is responsible under Section 13 hereof) incurred by it in the administration of the Voting Trust or in the exercise of any power conferred upon the Trustee by this Agreement. The Stockholders, and each of them, hereby covenant with the Trustee that in the event that the assets of the Company or the proceeds of insurance policies then in effect, if any, are insufficient to indemnify the Trustee in accordance with the preceding sentence, the stockholders, and each of them, will in proportion to the amount of their respective Trust Shares of capital stock subject to this Agreement, hold harmless and keep indemnified the Trustee of and from all loss or damage which the Trustee may sustain or be put to by reason of anything it may lawfully do in the execution of this Trust other than as a result of its gross negligence or willful misconduct.

     14. COMPENSATION AND REIMBURSEMENT OF TRUSTEE. The Trustee shall serve without compensation, but it is expressly agreed that the Trustee shall have the right to incur and pay such reasonable expenses and charges, to employ and pay such agents, attorneys, and counsel as the Trustee may deem necessary and proper with respect to the Trustee carrying out any of the Trustee's anticipated activities or duties under this Agreement or interpreting or exercising any of the Trustee's powers under this Agreement. Any such expenses or charges incurred by and due to the Trustee that are paid by Company, where Company deems it appropriate to its interests, may be deducted pro rata in the discretion of the Trustee from the dividends or other moneys or property received by the Trustee on the stock deposited hereunder. Nothing herein contained shall disqualify the Trustee or successor Trustee, or incapacitate any of them from serving the Company or any of its subsidiaries as officer or director, or in any other capacity, and in any such capacity receiving compensation.

     15.  TERMINATION. This Agreement shall terminate as follows:

     (a) with respect to all of the Trust Shares, twenty-four (24) months from the date of Closing of the Exchange Agreement ("Closing");

     (b) with respect to any Trust Shares sold pursuant to a Registration Statement effectuated by the Company, upon the sale of such Trust Shares;

     (c) with respect to any Trust Shares privately sold: (i) if aggregate sales are 25% or less of total Trust Shares, 6 months from Closing with respect to the shares sold, (ii) if aggregate sales are more than 25% but less than 50% of total Trust Shares, 12 months from Closing with respect to the shares sold,
(iii) if aggregate sales are more than 50% of Trust Shares, 24 months from Closing.

     (d) with respect to all of the Trust Shares, 6 months after the Closing if Company common stock is not then listed on the NASDAQ SmallCap market or NASDAQ National Market System.

     16. SALE AND TRANSFER OF COMPANY'S STOCK. Except as otherwise provided in this Agreement, the Trustee shall not sell, hypothecate, pledge, assign or otherwise transfer the stock of the Company, or any interest whatsoever therein, held pursuant to this Agreement.

     17.  NOTICES; DISTRIBUTIONS.

     (a) Unless otherwise specifically provided in this Agreement, any notice to or communication with the Holders hereunder shall be deemed to be sufficiently given or made if (i) personally delivered or mailed, postage prepaid, to such Holders at their respective addresses appearing on the Voting Trust Certificate registry, which shall in all cases be deemed to be the addresses of Holders for all purposes under this Agreement or (ii) sent by facsimile to the facsimile number set forth on the Voting Trust Certificate registry and confirmed by letter sent to the appropriate address set forth in clause (i) above.

     (b) Any notice to the Trustee or Company hereunder shall be sufficient if personally delivered or mailed, postage prepaid, by certified or registered mail, at the following addresses, or sent by facsimile to the following facsimile numbers and confirmed by letter:

The Trustee:   Walter M. Groteke
               200 Broadhollow Road
               Suite 207
               Melville, NY 11747


               The Company:   NetWolves Corporation
               200 Broadhollow Road
               Suite 207
               Melville, NY 11747

          (c) Any party to or person subject to the terms of this Agreement may change his or its address or facsimile number for the giving of notices by giving notice of such changed address or facsimile number in the manner set forth above. All notices given hereunder shall be deemed given as of the date of personal delivery or two days after the date of mailing, as the case may be, except that any notice of change of address or any notice delivered by facsimile shall be deemed given when received.

          (d) All distributions of cash, securities, or other property hereunder by the Trustee to the Holders may be made, in the discretion of the Trustee, by mail (regular, registered or certified mail, as the Trustee may deem advisable), in the same manner as hereinabove provided for the giving of notices to the Holders.

     18.  MISCELLANEOUS.

          (a) Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, including future Holders, and their respective heirs, personal representatives, successors and assigns. No party may sell, assign, transfer or encumber such party's rights or obligations under this Agreement, the Voting Trust Certificates or the Trust Securities represented thereby, without the prior written consent of the other parties hereto, except to the extent expressly permitted in this Agreement. Neither the death, disability nor incapacity of a Holder shall in any way remove the Trust Securities represented by such Holder's Voting Trust Certificate from the Voting Trust or the terms of this Agreement.

          (b) Entire Agreement. This Agreement contains the entire understanding among the parties and supersedes any prior understanding and agreements between them respecting the subject matter hereof. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

          (c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument. The execution by any one party of any counterpart shall be sufficient execution by that party, whether or not the same counterpart has been executed by any other party.

          (d) Governing Law. The validity of this Agreement or any part hereof, and the interpretation and enforcement of all provisions hereof, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to conflict of law principals.

          (e) Invalidity. The invalidity of any term or provision of this Agreement shall not affect the validity of the remainder of this Agreement and this Agreement shall be enforced to the greatest extend permitted by law.

IN WITNESS WHEREOF. the parties hereof have executed this Agreement under seal, all as of the day and year first above written.

TRUSTEES

/s/ Walter M. Groteke
---------------------
WALTER M. GROTEKE



NETWOLVES CORPORATION                   COMPUTER CONCEPTS CORP.

/s/  Walter M. Groteke                  /s/ Daniel J. DelGiorno
----------------------                  -----------------------
By:  Walter M. Groteke                  By:  Daniel J.  DelGiorno
     Chairman of the Board                   President